Exhibit 10.2

WARRANT AMENDMENT AGREEMENT

This Warrant Amendment Agreement (this “Agreement”), dated as of April ___, 2024, is by and between WiSA Technologies, Inc., a Delaware corporation (the “Company”), and ______________, the holder (the “Holder”) of that certain common stock purchase warrant, dated April 19, 2024 (the “Original Warrant”).

WHEREAS, the Holder is the beneficial owner of the Original Warrant to purchase an aggregate of _______ shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), at an exercise price of $3.196 per share;

WHEREAS, the Company and the Holder desire to amend certain provisions of the Original Warrant; and

WHEREAS, the Original Warrant may be modified or amended, or the provisions thereof waived with the written consent of the Company and the Holder.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Holder and the Company hereby agree as follows:

1. “Alternative Cashless Exercise”. The Company and the Holder hereby consent and agree that the “alternative cashless exercise” provision in Section 2(c) of the Original Warrant shall be amended and restated in their entirety as follows:

Notwithstanding anything to the contrary herein, the Holder may also effect an “alternative cashless exercise” commencing on the Stockholder Approval Date. In such event, the aggregate number of Warrant Shares issuable in such alternative cashless exercise pursuant to any given Notice of Exercise electing to effect an alternative cashless exercise shall equal the product of (x) the aggregate number of Warrant Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise and (y) 0.65. As defined herein, “Stockholder Approval” means such approval as may be required by the applicable rules and regulations of The Nasdaq Stock Market LLC (or any successor entity) from the stockholders of the Company with respect to the issuance of the Warrant Shares upon the “alternative cashless exercise” of the Warrants pursuant to Section 2 (c) hereof; and “Stockholder Approval Date” means the date on which Stockholder Approval is received.

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2. Effect of Amendment. Except as expressly modified by this Agreement, the Original Warrant shall remain unmodified and in full force and effect.

3. Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be determined in accordance with the provisions of the Original Warrant.

4. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

5. Electronic and Facsimile Signatures. Any signature page delivered electronically or by facsimile (including without limitation transmission by .pdf) shall be binding to the same extent as an original signature page, with regard to any agreement subject to the terms hereof or any amendment hereto.

6. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

COMPANY:

WISA TECHNOLOGIES, INC.

By:
Name:Brett Moyer
Title:Chief Executive Officer

WARRANT HOLDER:

By:
Name:
Title:

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